    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2000
                                                  REGISTRATION NO. 333-_________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                               ALTERA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                             77-0016691
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                           Identification Number)

                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 544-7000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                   2000 NON-QUALIFIED STOCK OPTION PLAN NO. 1
                         RESTRICTED STOCK PURCHASE RIGHT
                            (Full title of the plan)

                                ---------------

                                  RODNEY SMITH
                               PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                               ALTERA CORPORATION
                              101 INNOVATION DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 544-7000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:

  C. WENDELL BERGERE, ESQ.                             WARREN L. TROUPE, ESQ.
    ALTERA CORPORATION                                  JULIE A. HERZOG, ESQ.
  101 INNOVATION DRIVE                                 MORRISON & FOERSTER LLP
SAN JOSE, CALIFORNIA 95134                           370 17TH STREET, SUITE 5200
     (408) 544-7000                                    DENVER, COLORADO 80202
                                                          (303) 592-1500


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                       PROPOSED            PROPOSED
                     TITLE OF                                           MAXIMUM             MAXIMUM
                    SECURITIES                         AMOUNT          OFFERING            AGGREGATE         AMOUNT OF
                      TO BE                             TO BE          PRICE PER           OFFERING        REGISTRATION
                    REGISTERED                      REGISTERED(1)        SHARE               PRICE              FEE
-------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.001 par value issuable to:

     2000 Non-Qualified Stock Option Plan No. 1         153,945        $30.3125(2)         $4,666,457.81     $1,231.95
     Restricted Stock Purchase Right                     20,000         $0.001 (3)                $20.00         $0.01
=================================================== ============== ================== ==================== ==============
                       TOTAL                            173,945                            $4,666,477.81     $1,231.96
=================================================== ============== ================== ==================== ==============

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Registrant's 2000 Non-Qualified Stock Option Plan No. 1 or otherwise, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such computation is based on the average of the high and low selling prices per share of the Registrant's Common Stock on October 10, 2000 as reported on The Nasdaq National Market.

(3) Computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Such computation is based on the exercise price of $0.001 per share covering shares to be sold pursuant to the Restricted Stock Purchase Right.

        THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN
           ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933,
                                   AS AMENDED.

                                     PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates by reference in this Registration Statement the following documents and information filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     1. The Registrant's Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, filed with the Commission on March 24, 2000, March 29, 2000 and August 11, 2000, respectively;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2000, filed with the Commission on May 12, 2000 and August 14, 2000, respectively; and

     3. The description of the Registrant's Common Stock as set forth in the Registration Statement on Form 8-A filed with the Commission on March 18, 1988, including any amendments or reports filed with the Commission for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. The Registrant's Amended and Restated Certificate of Incorporation and Bylaws also provide for mandatory indemnification of its directors, executive officers, employees and agents, to the fullest extent permissible under Delaware law.

     The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors' and officers' liability insurance that insures its directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

     The above discussion of the Registrant's Amended and Restated Certificate of Incorporation and Bylaws and of Delaware law is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statutes.

     The Registrant's policy is to enter into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

  4.1     Specimen copy of certificate for shares of common stock of the Registrant.(1)

  5.1     Opinion of Morrison & Foerster LLP.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

 24.1     Power of Attorney (included on signature page).

(1) Incorporated by reference to the identically numbered exhibit filed in response to Item 14(a), "Exhibits," of the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 11, 2000.

                                       ALTERA CORPORATION

                                       By: /s/ Nathan M. Sarkisian
                                          ------------------------------
                                          Nathan M. Sarkisian,
                                          Senior Vice President and
                                          Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rodney Smith and Nathan M. Sarkisian, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Rodney Smith                           President, Chief Executive Officer (Principal            October 11, 2000
-----------------------------              Executive Officer) and Chairman of the Board of
Rodney Smith                               Directors

/s/ Nathan M. Sarkisian                    Senior Vice President and Chief Financial Officer        October 11, 2000
-----------------------------              (Principal Financial and Accounting Officer)
Nathan M. Sarkisian

/s/ Charles M. Clough                      Director                                                 October 11, 2000
-----------------------------
Charles M. Clough

/s/ Michael A. Ellison                     Director                                                 October 11, 2000
-----------------------------
Michael A. Ellison

/s/ Paul Newhagen                          Director                                                 October 11, 2000
-----------------------------
Paul Newhagen

/s/ Robert W. Reed                         Director                                                 October 11, 2000
-----------------------------
Robert W. Reed

                                           Director                                                 October __, 2000
-----------------------------
Deborah D. Reiman

/s/ William E. Terry                       Director                                                 October 11, 2000
-----------------------------
William E. Terry

                                  EXHIBIT INDEX

EXHIBIT NO.                                 DESCRIPTION
-----------                                 -----------
    4.1         Specimen copy of certificate for shares of common stock of the Registrant.(1)

    5.1         Opinion of Morrison & Foerster LLP.

   23.1         Consent of PricewaterhouseCoopers LLP.

   23.2         Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   24.1         Power of Attorney (included on signature page).

(1) Incorporated by reference to the identically numbered exhibit filed in response to Item 14(a), "Exhibits," of the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the Commission on March 30, 1998.